Exhibit (23)




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 21, 1995, included in Owens-Corning Fiberglas Corporation's annual report on Form 10-K for the year ended December 31, 1994, into the Company's previously filed Registration Statements, File Nos. 33-9563, 33-9986, 33-9987, 33-18262, 33-20997, 33-
27209, 33-31687, 33-48707, 33-57886 and 33-55163.







                                  ARTHUR ANDERSEN LLP



Toledo, Ohio
March 29, 1995